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                                                            Exhibit 11
                           NORDSON CORPORATION
                    CALCULATION OF EARNINGS PER SHARE
     (Dollars and shares in thousands except for per share amounts)


                                          Thirteen Weeks Ended
                                January 28, 1996      January 29, 1995
                                ----------------      ----------------
PRIMARY:

Weighted average number of common
  shares outstanding during the
  period                               17,960                18,388

Effect of Company stock plans
  based on the treasury stock
  method                                  357                   393
                                      -------               -------
Total weighted average common shares
  and common share equivalents         18,317                18,781
                                      =======               =======
Net income                            $ 9,289               $ 8,941
                                      =======               =======
Earnings per share                    $   .51               $   .48
                                      =======               =======

FULLY DILUTED:

Weighted average number of common
  shares outstanding during the
  period                               17,960                18,388

Effect of Company stock plans
  based on the treasury stock
  method                                  357                   393
                                      -------               -------
Total weighted average common shares
  and common share equivalents         18,317                18,781
                                      =======               =======
Net income                            $ 9,289               $ 8,941
                                      =======               =======
Earnings per share                    $   .51               $   .48
                                      =======               =======

                                      12
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